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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 33-54047 of Morgan Stanley Select Dimensions Investment Series, formerly Morgan Stanley Dean Witter Select Dimensions Investment Series, comprising Money Market Portfolio, North American Government Securities Portfolio, Diversified Income Portfolio, Balanced Growth Portfolio, Utilities Portfolio, Dividend Growth Portfolio, Value-Added Market Portfolio, Growth Portfolio, American Opportunities Portfolio, Capital Opportunities Portfolio, formerly Mid-Cap Equity Portfolio, Global Equity Portfolio, Developing Growth Portfolio and Emerging Markets Portfolio, on Form N-1A of our report dated February 13, 2002, incorporated by reference in the Prospectuses and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, all of which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
April 19, 2002